NEWS FOR IMMEDIATE RELEASE	Contact Corporate Communications Frontier Airlines 720-374-4560 media@flyfrontier.com	Frontier Airlines, Inc. Frontier Center One 7001 Tower Road Denver, CO 80249 P 720.374.4200 F 720.374.4375 frontierairlines.com

Frontier Airlines Reports
Fifth Consecutive Monthly Operating Profit

Excluding Special Items, Company Also Reports
Net Profit for Second Successive Quarter

DENVER (April 28, 2009) –– Frontier Airlines Holdings, Inc. (OTC Bulletin Board: FRNTQ) today reported its fifth consecutive monthly operating profit and, excluding special items, its second successive quarterly net profit. The results were filed in the Company’s unaudited Monthly Operating Report for March 2009.

For the month of March, Frontier reported a consolidated operating profit of $20.7 million and a total consolidated net loss of $129.9 million. Excluding special items, the Company reported an operating profit of $16.7 million and a net profit of $15.2 million for the month.

Frontier also reported a consolidated operating profit of $25.1 million and a net loss of $161.0 million for the March quarter. Excluding special items, the Company reported an operating profit of $13.7 million and a net profit of $7.5 million for the quarter.

Special items for the month of March included:
▪	$149.0 million in reorganization expense, primarily attributable to a Republic Airways unsecured claim allowed by the bankruptcy court
▪	Non-cash mark-to-market gains on fuel hedge contracts of $4.0 million

Operational results for the month of March included:
▪	A 19.7 percent year-over-year mainline capacity reduction
▪	Mainline unit cost excluding fuel (CASM ex-fuel) of 5.80 cents, a reduction of 8.5 percent from the prior year
▪	Mainline total unit cost of 7.82 cents, a reduction of 25.2 percent compared to March 2008
▪	Mainline passenger revenue (PRASM) of 9.53 cents, down 12.4 percent from the previous year
▪	Mainline total unit revenue (RASM) 10.31 cents, 10.0 percent lower than March 2008

“I am very proud of our March performance,” said Frontier President and CEO Sean Menke. “Despite a near 20 percent reduction in capacity, we were able to achieve one of the lowest unit costs in the industry.  At the same time, our AirFairs product and other revenue initiatives helped offset a decline in bookings and enabled us to produce a net profit and our highest operating margin for any March since 2000. Posting an operating profit of $21 million in the face of a double-digit unit revenue reduction is proof positive that our business model positions Frontier as a leader among low-cost carriers.”

Special items for the three months ended March 2009 included:
▪	Reorganization costs of $179.8 million, primarily attributable to a Republic Airways unsecured claim allowed by the bankruptcy court
▪	Non-cash mark-to-market gains of $11.4 million on fuel hedging activity

Operational results for the March quarter included:
▪	A 20.3 percent year-over-year mainline capacity reduction
▪	Mainline unit cost excluding fuel (CASM ex-fuel) of 6.08 cents, a 7.3 percent reduction from the prior year
▪	Mainline total unit cost of 8.32 cents, a reduction of 19.8 percent compared to March 2008
▪	Mainline passenger revenue (PRASM) of 8.71 cents, down 6.1 percent from the previous year
▪	Mainline total unit revenue (RASM) 9.50 cents, 3.4 percent lower than March 2008

Frontier’s cash position increased to $71.8 million for the period ending March 2009.

“Frontier is one of only a few carriers posting profits in the first quarter of the year,” said Menke. “We continue to prove that our restructuring efforts have positioned us to consistently make money in the most competitive market in the country and in the face of the most trying of economic times. Clearly, maintaining our low cost structure allows our operation to buck industry trends and make money in a difficult revenue environment.”

Menke concluded, “It is a tribute to every Frontier employee that we accomplished these financial results while maintaining the operational excellence that has earned us top marks for our on-time performance, mishandled bags ratio, flight completion, and few customer complaints.”

NON-GAAP RECONCILIATION OF NET INCOME EXCLUDING SPECIAL ITEMS:
(In thousands)	Month ended	Three months ended
	March 2009	March 2009
Net Loss as reported	$(129,881)	$(160,979)
Reorganization expenses	148,963	179,849
Net Income excluding reorganization items	19,082	18,870
Less: Non-cash mark-to-market fuel hedge gains	4,030	11,372
Net Income excluding special items	$15,052	$7,498

Total Revenue	$98,622	$263,919
Net margin, excluding special items	15.3%	2.8%

NON-GAAP RECONCILIATION OF OPERATING PROFIT EXCLUDING SPECIAL ITEMS:
(In thousands)	Month ended	Three months ended
	March 2009	March 2009
Operating income as reported	$20,732	$25,093
Less: Non-cash mark-to-market fuel hedge gains	4,030	11,372
Operating Income excluding special items	$16,702	$13,721

Total Revenue	$98,622	$263,919
Operating margin, excluding special items	16.9%	5.2%

NON-GAAP RECONCILIATION OF MAINLINE CASM EXCLUDING FUEL:
(In thousands)	Month ended	Three months ended
	March 2009	March 2009
Total operating expenses	$77,890	$238,826
Less: operating expenses for Lynx Aviation (including fuel)	7,696	21,738
Total mainline operating expenses	70,194	217,088
Less: mainline fuel expense	18,128	58,390
Mainline operating expenses excluding fuel	$52,066	$158,698

Mainline ASM's	897,642	2,609,597
Total Mainline CASM	7.82 cents	8.32 cents
Mainline CASM, ex-fuel	5.80 cents	6.08 cents

Companies in Chapter 11 bankruptcy protection are required to file monthly operating reports to the U.S. Trustee in addition to quarterly reports filed with the U.S. Securities and Exchange Commission.

A copy of the Monthly Operating Report is available at:
FrontierAirlines.com/frontier/who-we-are/investor-relations/annual-reports-sec-filings.do

About Frontier Airlines Holdings, Inc.

Frontier Airlines Holdings, Inc. is the parent company of Denver-based Frontier Airlines. Currently in its 15th year of operations, Frontier Airlines is the second-largest jet service carrier at Denver International Airport, employing more than 5,000 aviation professionals. Frontier Airlines' mainline operation has 51 aircraft with one of the youngest Airbus fleets in North America. Frontier Airlines' mainline operations offer 24 channels of DIRECTV® service in every seatback along with a comfortable all-coach configuration. In conjunction with a fleet of ten Bombardier Q400 aircraft operated by Lynx Aviation (a subsidiary of Frontier Airlines Holdings, Inc.), Frontier offers routes to more than 50 destinations in the U.S., Mexico and Costa Rica. In November 2006, Frontier and AirTran announced a first-of-its-kind integrated marketing partnership that offers travelers the ability to reach more than 80 destinations across four countries with low fares aboard two of the youngest fleets in the industry. For more in-depth information on Frontier Airlines, please visit its Web site at FrontierAirlines.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements contained in this press release that are not historical facts may be forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could result in actual results differing materially from expected results and represent the Company's expectations and beliefs concerning future events based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Additional information regarding risk factors that may affect future performance at the Company are contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended March 31, 2008, and as updated in the Company’s 10-Q filing for the period ending December 31, 2008.

SOURCE: Frontier Airlines Holdings, Inc.
Web site: FrontierAirlines.com

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